Exhibit 99.1

(NYSE: EVA) Enviva Partners, LP Business Overview Last Updated: February 26, 2018

FORWARD-LOOKING AND CAUTIONARY STATEMENTS Forward-looking statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” or “us”) expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “may,” “estimates,” “will,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on certain assumptions made by Enviva based on management’s expectations and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. Although Enviva believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond its control, Enviva cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions. A number of the assumptions on which these forward-looking statements are based are subject to risks and uncertainties, many of which are beyond the control of Enviva, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These risks and uncertainties include the factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC, including those risks relating to financial performance and results, economic conditions and resulting capital restraints, availability of sufficient capital to execute Enviva’s business plan, the ability of Enviva to complete acquisitions and realize the anticipated benefits of such acquisitions, impact of compliance with legislation and regulations and other important factors that could cause actual results to differ materially from those projected. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such filings. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made, and Enviva undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. All forward-looking statements attributable to Enviva are qualified in their entirety by this cautionary statement. Industry and market data This presentation has been prepared by Enviva and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Enviva believes these third-party sources are reliable as of their respective dates, Enviva has not independently verified the accuracy or completeness of this information. Some data is also based on Enviva’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above. 2

COMPANY HIGHLIGHTS: HIGH-GROWTH, “DROP-DOWN” MLP  Strong fiber baskets deliver low-cost, growing natural resource, and stable pricing 1) Eurostat – Renewable Energy Statistics – February 02, 2018. Solid biomass, which includes wood, other biofuel, and renewable wastes, represented approximately 49.4% of primary renewable production in the EU-28 in 2016; 2) Source for biomass-fired capacity: Bloomberg New Energy Finance: Japan Biomass Market Update, June 30, 2016; 3) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017, demand forecast for Industrial pellets; 4) As of February 15, 2018, excluding the Japanese contract that is subject to conditions precedent; 5) References to the “First Hancock JV” and the “Second Hancock JV” refer to Enviva Wilmington Holdings, LLC and Enviva JV Development Company, LLC, respectively, which are joint ventures between our Sponsor and affiliates of John Hancock Life Insurance Company (U.S.A.) (“John Hancock”). The First Hancock JV and the Second Hancock JV are collectively referred to as the “Hancock JVs”; 6) Includes 180,000 MTPY with the Partnership and 450,000 MTPY with the Second Hancock JV, in each case subject to certain conditions precedent; 7) On February 22, 2018, provided guidance of aggregate distributions for 2018 of at least $2.53 per unit 3 WORLD’S LARGEST SUPPLIER OF UTILITY-GRADE WOOD PELLETS TO MAJOR POWER GENERATORS WITH ALMOST 3 MILLION METRIC TONS PER YEAR (“MTPY”) OF CONTRACTED PRODUCTION CAPACITY COMPELLING INDUSTRY FUNDAMENTALS  Critical supply chain partner for major power generators worldwide  Nearly half of renewable energy production in the EU is from solid biomass1  Japan targeting 6.0 to 7.5 gigawatts of biomass-fired generation capacity by 20302  Supportive multinational regulatory frameworks result in forecasted demand growing at 18% CAGR through 20213  Supply not adequate for demand with few providers of scale ADVANTAGED ASSETS  Fully-contracted, strategically located production plants exporting through multiple deep-water marine terminals  Embedded low cost to-port logistics and favorable long-term fixed-rate shipping contracts LONG-TERM OFF-TAKE CONTRACTS  Sales strategy is to fully contract our production capacity under long-term agreements. Take-or-pay contracts with creditworthy utilities and large-scale power generators with weighted average remaining term of 9.5 years and a contracted revenue backlog of $5.8 billion4  The Partnership and the Second Hancock JV5 successfully converted the previously announced Japanese MOU into off-take contracts totaling 630,000 MTPY6 for at least 15 years. The Partnership also executed a 100,000 MTPY, 10-year off-take contract with Marubeni Corporation for a new power plant  Recently executed agreements for additional volumes of 200,000 metric tons through 2021 with Ørsted (DONG) and an incremental 675,000 metric tons through 2023 with ENGIE SUBSTANTIAL GROWTH OPPORTUNITIES  Expect aggregate distributions for 2018 of at least $2.53 per unit7  7-10% annual organic growth driven by contract price escalations, cost reduction, and productivity improvements  Consistent track record of drop-down acquisitions from Sponsor. Visible 2019/2020 drop-down pipeline includes incremental Wilmington terminal adjusted EBITDA with Hamlet volume, the Hamlet plant, and the Greenwood plant  Second Hancock JV to invest up to $525 million in production plants and deep-water marine terminals to meet growing Asian and European demand  Management team led by industry founders and seasoned public company executives  Demonstrated expertise acquiring, building, operating, and contracting / re-contracting platform assets  Management rewarded for sustained growth in per-unit distributable cash flow EXPERIENCED MANAGEMENT TEAM

ENVIVA SOLVES A GROWING, UNMET CHALLENGE FOR GENERATORS Wood pellets provide low-cost, drop-in solution Market growing rapidly: demand forecasted at 18% CAGR through 20212 Major industrial economies in the UK and EU are far short of binding, national-level 2020 and 2030 renewable targets Enviva is only enterprise supplier of scale In addition to renewables targets, Japan is addressing capacity shortage issues following the Fukushima nuclear disaster 29.0 million MTPY of forecasted global demand in 20212 Progress To Binding 2020 Renewables Targets 1 2021 Industrial Pellet Volume (Millions MTPY) 2 Asia Europe % of Target % Short GER Demand Supply NL UK BEL FR DK 1) 2) Eurostat News Release – January 25, 2018; Publication: Share of renewables in energy consumption in the EU reached 17% in 2016 Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017. North America industrial pellet demand forecasted to be 100k tons in 2021 4 Supply Gap 4.7 Identified Supply 24.3 9.9 19.0 57% 38% 33% 30% 18%

OUR PRODUCT IS THE LOW-COST, DROP-IN SOLUTION FOR COAL 1) 4) Enviva; 2) CME Group; 3) Union Pacific Aurora Energy Research – Biomass conversions & the system cost of renewables (November 2016). Total System Cost of Electricity (TSCE) is the per-megawatthour cost of building and operating a generating plant over an assumed financial life including intermittency, security of supply, balancing, grid expansion, and heat adjustment (applicable for CHP only). Data is for Germany and may not be representative of all the markets in which we or our customers operate. CHP is Combined Heat & Power. Expansion costs are related to the electricity grid only. New build CCGT could require gas grid expansions, the cost of which is not included here IHS Markit: Levelized Cost of Power Generation in Japan, May 8, 2017. Costs are presented in real terms, as of 2020. In contrast to TSCE, Levelized Cost of Electricity (LCOE) does not include the intermittency costs associated with wind and solar power. LCOE for Dedicated Biomass assumes biomass wood-burning power plants with 112 MW of capacity and 40% efficiency 5 5) Levelized Cost of Electricity in Japan in 2020 (US$ / MWh)5 Biomass Firing $0$50$100$150$200$250 Solar Wind Dedicated Co-CCGT Biomass Total System Cost of Electricity in Germany (€ / MWh)4 olar iomass Conversion 0 €50 €100 €150 € S Onshore Wind ith B CCGT Biomass Conversion w CHP Firm dispatchable capacity Biomass is the lowest-cost solution and essential complement to intermittent sources of renewables Wood Pellet vs. Coal Attributes Wood Pellets(1)NYMEX CAPP Coal(2) Southern PRB Coal(3) Median Heat Content (BTU/lb)8,00012,0008,600 Moisture4 – 10%< 10%26 – 30% Ash0 – 2%< 13.5%4.6 – 5.7% Sulfur0 – 0.15%< 1.0%< 1.0%

FAMILIAR MIDSTREAM ACTIVITIES

Qualifying income generated by aggregating a natural resource (timber), processing it into fuel, transporting pellets to deep-water marine storage terminals, and delivering ratably to utility customers



Upstream
Midstream
Downstream
RENEWABLE
Wood Fiber
GATHERING
Processing
Drying
Densifying
STORAGE
Truck
Rail
Vessel
Drax
Ørsted (DONG)
ENGIE
Marubeni
Power Generator
CONVENTIONAL
Coal, Gas, Oil
GATHERING
Processing
Washing
Fractionating
STORAGE
Truck
Pipeline
Rail
Vessel
BP
Valero
Refinery

Enviva performs activities similar to midstream MLPs without direct exposure to crude oil or natural gas prices

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Enviva’s Port of Chesapeake Marine terminal Compelling Industry Fundamentals

MARKET SEEING REGULATORY STABILITY AND ORDERLY GROWTH Capacity Needs, and Renewable Energy Standards 8 Growing Asian Demand Driven by New Feed-in Tariffs, Policy Characteristics for Enviva’s Target Markets 1Biomass energy providing a compelling solution to the “trilemma” of energy cost, decarbonization, and grid stability 2Baseload / dispatchable characteristics of biomass power seen as a major advantage as electricity systems are placed under strain 3Policy-makers focused on improving financial discipline on a “total cost” basis, leading to more competition among renewables, where biomass can prevail 4Asian market maturing towards long-term supply contract structure, and can be cost-competitively supplied from the Southeastern U.S. 5In Japan, most nuclear reactors remain offline, creating capacity constraints due to lack of baseload generation. World’s highest feed-in tariff incenting renewable power generation 6Biomass co-firing of U.S. coal fleet can extend plant lives, preserve jobs, and benefit rural economies Northern European Countries Where Enviva’s Long-term Contracted Customers are Based

LOWER LIFECYCLE GREENHOUSE GASES

European Union report: "the vast majority of the biomass used today in the EU for heat and power are considered to provide significant greenhouse gas savings Compared to fossil fuels"[1]



United Nations report: "greenhouse gas emissions from coal are 4 times greater than forest wood bioenergy on a lifecycle basis"[2]



Carbon Savings: "The GHG intensity of pellet based electricity is 74% to 85% lower than that of coal-based electricity"[5]



CO_2
CO_2
CO_2

Oak Ridge National Laboratory scientists: "a robust body of research confirms that forests that are sustainably managed for wood products and energy are associated with long-term reductions in atmospheric carbon dioxide"[4]



100 U.S. Forest Scientists: "The carbon benefits of sustainable forest biomass energy are well established"[3]

1) State of play on the sustainability of solid and gaseous biomass used for electricity, heating, and cooling in the EU. European Commission. July 2014
2) IPCC, 2014: Climate Change 2014: Mitigation of Climate Change. Contribution of Working Group III to the Fifth Assessment Report of the Intergovernmental Panel on Climate Change
3) Letter to Gina McCarthy, former Administrator, EPA, from professors affiliated with the National Association of University Forest Resource Programs. November 14, 2014
4) Dale et al. Ecological objectives can be achieved with wood-derived bioenergy. The Ecological Society of America. 2015
5) Source: Khanna et al. Carbon savings with transatlantic trade in pellets: accounting for market-driven effects. 2015. Authors include Chair of EPA's Scientific Advisory Board Panel for Biogenic Carbon

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OUR ACTIVITIES SUSTAIN THRIVING, HEALTHY FORESTS

Our Track & Trace Program, a first-of-its-kind system, is an important element of our responsible wood supply program and provides unprecedented transparency into our procurement activities

Since Enviva opened its first US mill in 2011

the total amount of forest land in our primary supply area has **increased by 320,842 acres**, with the volume of forest inventory on that land **growing by 10%.**



"An industry that can reduce greenhouse gas emissions, increase forest growth, and create jobs sounds too good to be true. But that is the reality of the emerging wood pellet market in the Southern U.S."[1]

-USDA Chief Economist Robert Johansson

Our Wood Came from These Sources:[2]


0.1%
Arboricultural and Other
2%
Bottomland Hardwood Forests[3]
5%
Upland Hardwood Forests[3]
20%
Sawdust & Industry Residues[4]
35%
Southern Yellow Pine Forests[3]
39%
Pine/Hardwood Mixed Forests[3]

Certifications and Ongoing Audits by Independent Agencies:

FSC www.fsc.org FSC® C110566 — The mark of responsible forestry

PEFC — PEFC/29-31-238

SUSTAINABLE FORESTRY INITIATIVE — SFI-01203

SBP — Sustainable Biomass Program

1) USDA - http://blogs.usda.gov/2015/06/08/study-finds-increasing-wood-pellet-demand-boosts-forest-growth-reduces-greenhouse-gas-emissions-creates-jobs/ 2015
2) The information in this panel is based on wood supplied to current Enviva facilities during Q2 & Q3 2017
3) This wood consists of undersized or "understory" wood that was removed as part of a larger harvest; tops and limbs; brush and "thinnings" that were removed to make additional room for planted pines to grow
4) We can identify the individual production facilities that provided these materials

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SUPPLY GAP CREATED BY MULTIPLE HURDLES TO ENTRY Limited Supply Chain Infrastructure with reputable Fragmented Natural Resource Base term margin stability and Deep Process Capabilities Required Wood Aggregation Truck / Rail Loading Debarking & Chipping Size Reduction Wood Receiving & Storage Shipping Port Storage Drying Pelleting Commitment to Excellence in Safety, Sustainability & Reliability 11 Long-term, fixed-price shipping contracts logistics providers Off-take contract pricing escalators enable long-mitigate exposure to uncontrollable changes to cost position Plants strategically located in one of the most attractive wood fiber regions in the world Proximity to terminals results in low “to-port” transportation costs Cost-effective transportation due to ownership and/or control of ports

DURABLE COMPETITIVE ADVANTAGE

Enviva is the world's largest publicly traded global enterprise supplier in a highly fragmented industry with numerous small, single-plant operators

- A "build and copy" approach allows for highly efficient, large-scale production facilities and creates operating leverage
- Multi-plant profile and global scale translate into superior reliability and opportunities for optimization
- Access to robust fiber baskets allows for reliable raw material supply and a flat marginal cost curve for incremental production



Production Capacity (Thousand MTPY)
0
500
1000
1500
2000
2500
3000
3500
4000
# of Plants[1]
Location
GLOBAL ENTERPRISE SUPPLIERS
Enviva
8
U.S.
Graanul Invest
12
Baltics
Pinnacle Pellets
8
Canada
VERTICALLY-INTEGRATED SUPPLIERS
Drax Biomass
3
U.S.
Georgia Biomass (RWE)
1
U.S.
SMALL & REGIONAL SUPPLIERS
FRAM Renewable Fuels
3
U.S.
Highland Pellets
1
U.S.
Pacific Bioenergy
3
Canada
Tanac SA
1
Brazil
Westervelt
1
U.S.
Zilkha Biomass
1
U.S.
Enviva's existing production represents approximately 14% of current global utility-grade wood pellet production capacity[1]
Current Capacity
Under development/construction or financed for completion by 2019[2]

1) Total production capacity and number of plants for Enviva are based on nameplate capacities of existing plants and the estimated capacity of the Hamlet and Greenwood plants, which are held by the Hancock JVs. Production capacity and number of plants for other pellet producers are based on Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017

2) While the Greenwood plant is included in the category of "under development/construction," it is currently operational

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Enviva’s Production Facility in Northampton, NC Advantaged Assets

ENVIVA PARTNERS: PRODUCTION PLANTS AND TERMINAL ASSETS

Production Plants – 2.9 million MTPY Capacity

Amory
Location: Amory, MS
Startup: August 2010 (acquired)
Annual Production: 120K MTPY

Ahoskie
Location: Ahoskie, NC
Startup: November 2011
Annual Production: 400K MTPY

Southampton
Location: Southampton, VA
Startup: October 2013
Annual Production: 550K MTPY

Northampton
Location: Northampton, NC
Startup: April 2013
Annual Production: 550K MTPY

Cottondale
Location: Cottondale, FL
Startup: May 2008 (acquired)
Annual Production: 730K MTPY

Sampson
Location: Sampson, NC
Startup: November 2016
Annual Production: 545K MTPY, expected to increase to 600K MTPY in 2019



Southampton, VA
Northampton, NC
Ahoskie, NC
Port of Chesapeake, VA
Amory, MS
Sampson, NC
Port of Wilmington, NC
Cottondale, FL
Port of Mobile, AL
Port of Panama City, FL
Plants
Ports

Storage and Terminaling Assets

Port of Mobile
Location: Mobile, AL
Startup: 3rd Party Agreement
Storage: Flex barge storage with 45K+ metric tons of capacity

Port of Chesapeake
Location: Chesapeake, VA, wholly-owned by Enviva
Startup: November 2011
Storage: Dome storage with 90K metric tons of capacity

Port of Panama City
Location: Panama City, FL
Startup: 3rd Party Agreement
Storage: Warehouse storage with 32K metric tons of capacity

Port of Wilmington
Location: Wilmington, NC, wholly-owned by Enviva
Startup: 2016
Storage: Dome storage with 90K metric tons of capacity

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NEGATIVE DEPLETION RESOURCE PLAY

Robust Resource with Fragmented Supplier Base



Northampton
75 mi.
Hardwood Roundwood
Pine Roundwood
Open / Farmland

65,000+ private landowners
530 million+ tons of fiber

14 million+ tons net annual fiber excess[1]
1 million tons annual facility demand

Advantaged Resource Availability



24% net growth in volume of wood fiber in Enviva's procurement areas[2]
Wood Fiber (in billion cubic feet)
52
51
50
49
48
47
46
45
44
43
42
41
'00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16
Annual Fiber Growth
Annual Fiber Drain

Wood fiber analog to conventional oil and gas would be adding the proved reserves of nearly two additional Permian Basins in the U.S.[3]

1) FIA Data
2) FIA Data, from 2000 through 2016, total wood fiber volume in the four primary areas Enviva sources its wood fiber grew by approximately 9.9 billion cubic feet, a net increase of 24% from 2000
3) U.S. Crude Oil and Natural Gas Proved Reserve, Year-end 2016, U.S. Energy Information Administration. As of 12/31/2016, proved oil and natural gas reserves of the U.S. were approximately 94.0 billion barrels of oil equivalent with approximately 12.4 billion barrels of oil equivalents in the Permian Basin

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Barge-to-Ship Loading at Enviva’s Operations in Mobile, AL Contracted Position & Risk Mitigation

BUSINESS MODEL MITIGATES RISK Off-take Contracts Long-term, take-or-pay, price determinant with make-whole and market-based damages Predominantly U.S. Dollar denominated Cost pass-throughs and escalators protect against inflation, cost of fiber, and fuel costs Provisions to protect against changes in laws, import duties, and taxes     Markets / Financial Conservative balance sheet No direct exposure to crude oil or natural gas prices Customary insurance program geared for operations and scale of business Currency hedges in place to mitigate relatively small amount of foreign currency risk Hedged interest rate risk Operations & Fiber Geographically dispersed fleet of production plants located in strong fiber baskets Strategically located ports providing optimal to-port logistics “Build and copy” approach facilitates common processes and operational knowledge     Durable cash flows     Shipping Long-term, fixed-rate shipping contracts matching off-take tenor and volume Multiple shipping partners Cost of bunker fuel passed through to customer    17 Note: off-take contract terms are examples of various provisions within our portfolio of contracts; no single contract in our portfolio contains every provision listed above

FULLY CONTRACTED PRODUCTION PROFILE EVA Production Firm Off-Take Contracts Contracted volumes in the graph above include only contracts of Enviva Partners, LP or its subsidiaries and do not include volumes under the Hancock JVs’ contracts 1) 2) 3) As of February 15, 2018, excluding the Japanese contract that is subject to conditions precedent Does not take into account opportunities the Partnership expects to have to increase production capacity Represents the estimated volumes the Partnership is expected to purchase from the Second Hancock JV under the off-take contract for the Greenwood plant’s production and does not include volumes sourced from third parties 18 Sales strategy is to fully contract our production capacity under long-term agreements $5.8 Billion Contracted revenue backlog1 9.5 Years Partnership’s weighted-average remaining term of off-take contracts1 Thousand MTPY 2 EVA Purchases 3 3,500 3,000 2,500 2,000 1,500 1,000 500 0 2018201920202021

CONTRACT AND MARKET UPDATE – EUROPE  Ørsted (formerly known as DONG Energy), the largest power producer in Denmark, has received state aid approval from the European Commission to convert its Asnaes combined heat and power facility to biomass, which is in line with the company’s plan to completely eliminate the use of coal in its generation of power and heat by 2023. Ørsted’s coal-to-biomass conversion program is expected to require approximately 2 million MTPY of wood pellets by 2020. The Partnership previously announced that it has entered into an agreement with Ørsted to supply approximately 200,000 metric tons of incremental volumes from late 2018 through mid-2021. Drax Power Limited (“Drax”) announced that, in addition to the three units currently dedicated to biomass, it will convert a fourth unit to biomass fuel from coal by the end of 2018, which is expected to result in both increased and more constant demand for wood pellets across the power station. In the Netherlands, the government has allocated 6.0 billion euros in available funding for the spring 2018 round of the renewable incentive program, with applications due in March. This round offers further potential allocation of funding to industrial steam projects fired with wood pellets which is anticipated to drive further market growth.    In Belgium, ENGIE announced that it has been granted a five-year extension to run its 180 megawatt (“MW”) Max Green power plant in Ghent, Belgium on biomass. The Max Green facility uses approximately 800,000 MTPY of wood pellets at full capacity. The Partnership previously entered into an agreement to supply a total of 450,000 metric tons of wood pellets to ENGIE from mid-2017 through and including 2019. In addition, the Partnership recently entered into two additional agreements with ENGIE to sell 90,000 metric tons (“MT”) in 2018 and 585,000 MT in the aggregate from 2019 to 2023. In Germany, the coalition government has announced it will pursue a policy to reduce coal-fired generation in order to reach the country’s now legally binding 2030 carbon emissions target. An action plan is expected to be released by the end of this year. Certain current coal-fired combined heat and power facilities are electrical transmission system-relevant assets and important sources of thermal energy for German industrial activity. The conversion of coal-fired power plants to biomass-fired generation has proven to be an effective complement to intermittent sources of renewable power. The Partnership recently executed contracts to deliver several shipments to the operator of the district heating loop in Paris.   1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017 19 European industrial wood pellet demand expected to grow to 19 million tons by 2021, a 14% annual growth rate1

CONTRACT AND MARKET UPDATE – ASIA AND REST OF WORLD  In Japan, long-term demand of imported wood pellets continues to grow as the government targets 6.0 to 7.5 gigawatts (“GWs”) of biomass-fired capacity, which represents demand for 15 to 20 million MTPY of biomass, as part of its expected power source mix for 2030. Demand for the 2017 feed-in tariff (“FiT”) program for projects fueled by imported biomass significantly exceeded expectations, and the government has approved 13 GWs of biomass-fired capacity. The Partnership and the Second Hancock JV, have successfully converted the previously announced memorandum of understanding into long-term take-or-pay off-take contracts with a major Japanese trading house for the supply of 630,000 MTPY of wood pellets. The Partnership and the Second Hancock JV entered into contracts to supply 180,000 MTPY of wood pellets and 450,000 MTPY of wood pellets, respectively. Both contracts are U.S. Dollar denominated and are expected to commence in 2022 and continue for at least fifteen years, subject to certain conditions precedent. The Partnership also entered into a firm long-term take-or-pay off-take contract with Marubeni Corporation to supply 100,000 MTPY of wood pellets for ten years commencing in 2022 to a new power plant in Japan. In addition, the Partnership recently entered into an agreement with Mitsui & Co., Ltd. to supply 10,000 metric tons of wood pellets in 2018, for an existing co-fired power plant in Japan.     In South Korea, wood pellets demand increased by more than 44% in 2017 from 20161. Additional projects have announced plans for co-firing and full conversion to wood pellet fuel, consistent with policymakers’ proposal that the renewables portfolio standard (“RPS”) require large energy companies to source at least 28 percent of their power from renewable sources by 2030, up from 10 percent in 2023.  The Partnership signed an agreement to supply a minimum of 160,000 metric tons over three years to Albioma’s 36.5 megawatt, biomass-fueled combined heat and power facility in Martinique, subject to the facility achieving full operation. The Partnership delivered its first vessel to Albioma’s facility in Martinique at the end of 2017. Albioma’s model is replicable in island nations around the world, highlighting the economic benefits of coupling locally sourced biomass with imported wood pellets to displace higher-cost fossil fuels with a compelling environmental solution.  1)Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017 2)Source for biomass-fired capacity: Bloomberg New Energy Finance: Japan Biomass Market Update, June 30, 2016. Estimated demand for biomass of 15 to 20 million metric tons per year is based on Enviva’s conservative estimates assuming power plant efficiencies similar to existing European customers. Actual biomass consumption at Japanese power plants may vary. 20 Asian industrial wood pellet demand expected to grow to nearly 10 million tons by 2021, a 31% annual growth rate1 env1va . ... Enviva's Port of Chesapeake terminal Substantial Growth Opportunities

THREE PILLARS OF GROWTH

Organic Growth Within the Partnership

- Pricing increases and escalators under existing contracted position
- 7 - 10% annual organic growth driven by contract price escalations, cost reduction, and productivity improvements
  - 5% increase in nameplate production capacity achieved in 2017 over 2016[1]
  - Nameplate capacity at the Cottondale plant improved from 650,000 MTPY upon acquisition to 730,000 MTPY today
  - Reduced delivered fiber costs by approximately 5% in 2017 from 2016[2]

Accretive Drop-Downs from Sponsor

- Three drop-downs since IPO including 1.1 million MTPY of production capacity and 3 million MTPY of terminaling capacity
- Visible 2019/2020 drop-down pipeline includes incremental Wilmington terminal adjusted EBITDA, the Hamlet plant, and the Greenwood plant:
  - Incremental Wilmington terminal adjusted EBITDA with Hamlet volume
  - One production plant drop-down expected in each of 2019 and 2020
- 2 – 3 million MTPY development pipeline at Sponsor.
- "Build and copy" approach to create strategic clusters of assets

Third-Party Acquisition Opportunities

- Proven, successful, and selective acquirer
- Acquisitions must compare favorably to Sponsor development pipeline and drop-down economics
- Target opportunities must be core to the business and bring new customer set, strategic capability, and/or geographic diversification

1) Based on increases in nameplate capacity at the Amory, Ahoskie, Southampton, Northampton, Cottondale, and Sampson plants from 2016 to 2017
2) Based on decreases in delivered fiber costs for Amory, Ahoskie, Southampton, Northampton, and Cottondale plants from 2016 to 2017; the Sampson plant is not included as it was not owned by the Partnership for the full year of 2016

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STRATEGIC CLUSTERS

Wilmington, NC Asset Cluster


Sampson Plant
Hamlet Plant
Greenwood Plant
Port of Wilmington
Plants
Port

Sampson Plant



- 600,000 MTPY upon achieving full production capacity[3]
- Drop-down acquisition completed in December 2016 and included a long-term contract with Ørsted (DONG)

Port of Wilmington



- 3 million MTPY capacity
- Drop-down acquisition completed in October 2017
- $8 million adjusted EBITDA growing to $16 million once the Hamlet plant reaches its expected full production rate of 600,000 MTPY[4,5]

Hamlet Plant[1]



- 600,000 MTPY capacity
- Expected to be operational early 2019
- Production expected to support our Sponsor's off-take contract to supply the Macquarie MGT Teesside project in the UK

Greenwood Plant[2]



- Expected to increase production capacity to 600,000 MTPY in 2019[6]
- Production will be initially sold to the Partnership under a 4-year off-take contract

1) Currently owned by the First Hancock JV
2) Currently owned by the Second Hancock JV
3) Additional details are available as part of our Earnings Release as of November 3, 2016
4) For a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, please see slide 44. Additional details are available as part of our Earnings Release as of May 10, 2017
5) For an explanation of why we are unable to reconcile the estimated adjusted EBITDA of $16.0 million per year for Enviva's Port of Wilmington terminal once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 45
6) The Greenwood plant is expected to increase production capacity to 600,000 MTPY in 2019, after production ramp and incremental capital investments have been completed, subject to receipt of necessary permits

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VISIBLE GROWTH



Adjusted EBITDA ($ millions)
$200
$180
$160
$140
$120
$100
$80
$60
Visible Adjusted EBITDA Growth
$118 – $122
2018 Guidance[1]
$6 - $8
Port of Wilmington Throughput from Hamlet[2]
$20+
2019 Plant Drop-Down[3]
$20+
2020 Plant Drop-Down[3]
7 – 10% annual organic growth expected in underlying base business without drop-down acquisitions

1) On February 22, 2018, provided full-year 2018 guidance for adjusted EBITDA in a range of $118 million to $122 million
2) Based on estimated run-rate adjusted EBITDA for Wilmington once the Hamlet plant reaches its expected full production rate of 600,000 MTPY. Additional details are available as part of our Earnings Release as of May 10, 2017. Although we expect the Hamlet plant to be successfully completed, we cannot assure you that our Sponsor or the Hancock JVs will be successful in completing this development project
3) The estimated incremental adjusted EBITDA that can be expected from a plant drop-down is based on similar plants in our portfolio. Although we expect to have the opportunity to acquire assets or completed development projects, including the Hamlet and Greenwood plants, from our Sponsor or the Hancock JVs in the future, we cannot assure you that our Sponsor or the Hancock JVs will be successful in completing their development/improvement projects or that we will successfully negotiate an agreement with our Sponsor or the Hancock JVs to acquire such assets or projects

See slides 43 and 44 for reconciliation of estimated adjusted EBITDA to estimated net (loss) income. For an explanation of why we are unable to reconcile the estimated adjusted EBITDA for Wilmington once the Hamlet plant reaches its expected full production rate to the most directly comparable GAAP financial measures, please see slide 45

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24

ADDITIONAL SPONSOR DEVELOPMENT AND MARKET EXPANSION OPPORTUNITIES

Sponsor's Development Pipeline



Hamlet, NC
Greenwood, SC
Port of Jacksonville, FL
Port of Pascagoula, MS

Plants in the Partnership ○
Plants under construction / expansion ○
Plant sites under control / assessment[1] ○
Ports in or leased by the Partnership ▲
Port sites under control / assessment[1] ▲

Market Leadership Enables European Thermal Opportunity



1) Assets under control / assessment are shown at approximate locations

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25

GROWTH SUPPORTED BY COMMITTED INVESTORS

RIVERSTONE

$550 Million Invested to Date

- $38 billion energy/power private investment firm
- Principal owner of our Sponsor

enviva
Enviva Holdings, LP
"Our Sponsor"

John Hancock
Hancock Natural Resource Group®

- John Hancock is the US unit of ManuLife Financial and one of the world's largest timberland investment managers
- $11.0 billion and 6.0 million acres of timberlands under management enviva
Enviva Partners, LP
NYSE: EVA

Strong Development Engine

&

Customer Contract Pipeline

Joint Ventures

- Separate entities that acquire, finance, develop, construct, and commission projects from Sponsor pipeline
- The First Hancock JV, which has invested approximately $360 million to date, will retain ownership of Enviva Pellets Hamlet, LLC, the entity constructing the 600,000 MTPY Hamlet plant
- Our Sponsor recently entered into the Second Hancock JV with John Hancock to invest up to $525 million into production plants and deep-water marine terminals. John Hancock and our Sponsor are responsible for funding 75% and 25%, respectively, of the capital into the new joint venture. The Second Hancock JV has recently completed the acquisition of the wood pellet production plant in Greenwood, South Carolina
- The Sponsor serves as the managing member and operator of the joint ventures and can compel the Hancock JVs to sell assets to EVA if certain investment returns are achieved

Attractive cost of capital with access to capital markets for long-term funding

ROFO on JV and Sponsor Assets

Development → Finance, Construction, and Commissioning → Operations

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26

ADJACENT MARKETS EXPERIENCING RAPID DEMAND GROWTH WOOD PELLETS ARE LARGELY FUNGIBLE ACROSS INDUSTRIAL AND HEATING MARKETS 1) Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017. North America industrial pellet demand forecasted to be 100k tons in each of 2017-2021 27 Metric Tons (000’s) Metric Tons (000’s) Enviva primarily serves the industrial market… Industrial Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 - 20172018201920202021 EuropeAsiaNorth America … but increasingly shipping to another large, growing market Heating Pellet Forecasted Demand1 30,000 25,000 20,000 15,000 10,000 5,000 - 20172018201920202021 EuropeAsiaNorth AmericaOther

BREAKING THE FIBER LOGISTICS BARRIER UNLOCKS NORTH AMERICAN BASIS DIFFERENTIAL $161 $61 Source: All data except data for Brazil are from RISI World Timber Price Quarterly – December 2017 for the third quarter of 2017. The wood chip price for Latvia is based on CIF Sweden. Data for Brazil is from Forest2Market - the cost of delivered wood chips in Brazil is approximately US$41-$43 per green metric ton. The primary in-country market for these chips is the food production and crop industries, which use chips for heat and drying purposes. However, the average minimum FOB price in Brazil is around US$148 per dry metric ton due to the logistical and administrative costs related to exporting these chips 28 Wood Chip Price US$ / Dry Ton Latvia $136 $124 Germany Southern US Japan $148 Brazil >$250 Billion Value of annual global trade in wood products Pelletizing fiber breaks logistics barrier and enables worldwide delivery

MARKET GROWTH DRIVEN BY APPLICATION DIVERSITY 1) Graph illustrative only. 29 Market Driven Policy Driven Price Per Ton Long-term contracted demand for wood pellet displacement of coal has enabled substantial infrastructure investment in processing and logistics assets Resulting global distribution capability for low cost fiber can fulfill emerging demand from other applications for wood pellets Future Market Application and Potential Size1 Chemicals Polymers Bio-Crude Cellulosic (C5 / C6 sugar) Lignin bi-products Industrial Steam District Heating Loops Retail Heating CHP Combined Heat & Power Coal Displacement

Night Shift at Enviva Pellets Northampton Financial Highlights 30

FINANCIAL RESULTS 1)Prior to any distributions paid to our general partner 2)Common and subordinated unit See slides 41 and 42 for Adjusted EBITDA, Distributable Cash Flow and Adjusted Gross Margin per Metric Ton reconciliations See Note 1 of our financial statements, Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the “10-K”) and slide 39 for basis of presentation 31 Distribution increased every quarter since initial public offering 2016 2017 $ MILLIONS, EXCEPT PER METRIC TON AND PER UNIT DATA Q1 RECAST Q2 RECAST Q3 RECAST Q4 RECAST Q1 RECAST Q2 RECAST Q3 RECAST Q4 NET REVENUE $107.3 $119.7 $110.8 $126.5 $122.4 127.5 $132.2 $161.0 COST OF GOODS SOLD $91.5 $100.3 $88.4 $107.4 $106.1 $111.2 $111.8 $135.3 GROSS MARGIN $15.8 $19.5 $22.4 $19.2 $16.4 $16.3 $20.4 $25.7 AGM PER METRIC TON $40.42 $43.11 $56.83 $42.95 $41.29 $45.18 $46.90 $47.43 NET INCOME $4.9 $9.1 $9.0 ($9.6) $0.0 $1.5 $5.0 $7.9 ADJUSTED EBITDA $16.0 $20.6 $21.6 $21.2 $21.3 $23.2 $25.9 $31.9 DISTRIBUTABLE CASH FLOW1 $12.3 $17.0 $17.3 $13.2 $13.5 $14.3 $17.8 $22.1 DISTRIBUTION PER UNIT2 $0.510 $0.525 $0.530 $0.535 $0.555 $0.570 $0.615 $0.620

OUTLOOK & GUIDANCE 1) Net of amortization of debt issuance costs and original issue discounts 2)Prior to any distributions paid to our general partner 3)Common and subordinated unit On February 22, 2018, provided full-year 2018 guidance for adjusted EBITDA in a range of $118 million to $122 million See slide 43 for Adjusted EBITDA and Distributable Cash Flow reconciliations 32 2018 guidance does not include the impact of any potential acquisitions or drop-downs $ MILLIONS, EXCEPT PER UNIT FIGURES 2018 NET INCOME $28.5 - $32.5 ADJUSTED EBITDA $118.0 - $122.0 MAINTENANCE CAPEX $5.0 INTEREST EXPENSE1 $33.5 DISTRIBUTABLE CASH FLOW2 $79.5 - $83.5 DISTRIBUTION PER UNIT3 OF AT LEAST $2.53

Tool and Die Work at Enviva’s Production Plant in Ahoskie, NC Experienced Team

HIGH CALIBER LEADERSHIP

Management and Board with Significant Industry Experience

Management

John Keppler
Chairman & CEO

Steve Reeves
EVP & CFO

Thomas Meth
EVP of Sales & Marketing

Bill Schmidt
EVP, Corporate Development & General Counsel

Royal Smith
EVP of Operations

Jim Geraghty
VP & Controller

Ray Kaszuba
VP & Treasurer


BP
Williams
Exxon
EPA
Buckeye
Black & Decker
CenterPoint
KPMG
GM
Plum Creek

Directors

John Bumgarner
Director (Independent)

Bill Reilly
Director (Independent)

Gary Whitlock
Director (Independent)

Janet Wong
Director (Independent)

Ralph Alexander
Director

Robin Duggan
Director

Michael Hoffman
Director

Chris Hunt
Director

Carl Williams
Director

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34

ENVIVA: A COMPELLING STORY



~3 Million MTPY

World's largest utility-grade wood pellet producer

~18% Market Growth

Market driven by compelling industry fundamentals

Advantaged

Portfolio of plants and ports

$5.8 Billion

Revenue backlog with 9.5 year weighted average remaining term

$2.53 per Unit

2018 expected aggregate distributions

Visible Drop-Down Inventory

2 -3 million MTPY Sponsor development pipeline

1) Estimated ~18% market growth rate is per Hawkins Wright: The Outlook for Wood Pellets – Demand, Supply, Costs and Prices; Fourth Quarter 2017
2) Revenue backlog and weighted average remaining term of off-take contracts are as of February 15, 2018, excluding the Japanese contract that is subject to conditions precedent
3) On February 22, 2018, provided guidance of aggregate distributions for 2018 of at least $2.53 per unit

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35

env1va Financial Information & Reg G Reconciliations

ANNUAL FINANCIAL INFORMATION

ENVIVA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

($ thousands, except per unit amounts)

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation.

	YEAR ENDED DECEMBER 31,		
	2017	2016 (RECAST)	2015 (RECAST)
PRODUCT SALES	$522,250	$444,489	$450,980
OTHER REVENUE	20,971	19,787	6,394
NET REVENUE	543,221	464,276	457,374
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	419,616	357,418	365,061
LOSS ON DISPOSAL OF ASSETS	4,899	2,386	2,081
DEPRECIATION AND AMORTIZATION	39,904	27,700	30,692
TOTAL COST OF GOODS SOLD	464,419	387,504	397,834
GROSS MARGIN	78,802	76,772	59,540
GENERAL AND ADMINISTRATIVE EXPENSES	15,951	18,894	7,740
DISPOSAL AND IMPAIRMENT ON ASSETS HELD FOR SALE	827	9,991	—
RELATED PARTY MSA FEE	14,156	14,204	16,182
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	30,934	43,089	23,922
INCOME FROM OPERATIONS	47,868	33,683	35,618
OTHER INCOME (EXPENSE):			
INTEREST EXPENSE	(31,744)	(15,643)	(10,558)
RELATED-PARTY INTEREST EXPENSE	—	(578)	(1,154)
OTHER INCOME	(1,751)	(3,999)	(3,720)
TOTAL OTHER EXPENSE, NET	(33,495)	(20,220)	(15,432)
INCOME (LOSS) BEFORE TAX EXPENSE	14,373	13,463	20,186
INCOME TAX EXPENSE	—	—	2,623
NET INCOME (LOSS)	14,373	13,463	17,563
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING PARTNERS' INTERESTS	3,140	5,804	2,859
NET INCOME (LOSS) ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$17,513	$19,267	$20,422
LESS: PREDECESSOR (LOSS) INCOME TO MAY 4, 2015 (PRIOR TO IPO)		$—	$(2,132)
LESS: PRE-ACQUISITION INCOME FROM APRIL 10, 2015 TO DECEMBER 10, 2015 FROM OPERATIONS OF ENVIVA PELLETS SOUTHAMPTON DROP-DOWN ALLOCATED TO GENERAL PARTNER		—	6,264
LESS: PRE-ACQUISITION LOSS FROM INCEPTION TO DECEMBER 13, 2016 FROM OPERATIONS OF ENVIVA PELLETS SAMPSON DROP-DOWN ALLOCATED TO GENERAL PARTNER		(3,231)	(1,815)
LESS: PRE-ACQUISITION INCOME (LOSS) TO OCTOBER 2, 2017 FROM OPERATIONS OF ENVIVA PORT OF WILMINGTON DROP-DOWN ALLOCATED TO GENERAL PARTNER (EPW)	(3,049)	(2,110)	(937)
ENVIVA PARTNERS, LP LIMITED PARTNERS' INTEREST IN NET INCOME	$20,562	$24,608	$19,042
NET INCOME PER LIMITED PARTNER COMMON UNIT:			
BASIC	$0.65	$ 0.95	$ 0.80
DILUTED	$0.61	$ 0.91	$ 0.79
NET INCOME PER LIMITED PARTNER SUBORDINATED UNIT:			
BASIC	$0.65	$ 0.93	$ 0.80
DILUTED	$0.65	$ 0.93	$ 0.79
WEIGHTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING:			
COMMON – BASIC	14,403	13,002	11,988
COMMON – DILUTED	15,351	13,559	12,258
SUBORDINATED – BASIC AND DILUTED	11,905	11,905	11,905
DISTRIBUTION DECLARED PER LIMITED PARTNER UNIT FOR RESPECTIVE PERIODS	$2.360	$2.100	$1.163

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37

QUARTERLY FINANCIAL INFORMATION

ENVIVA PARTNERS, LP AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ thousands, except per unit amounts)

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation.

	THREE MONTHS ENDED							
	DEC 31, 2017	SEP 30, 2017 (RECAST)	JUN 30, 2017 (RECAST)	MAR 31, 2017 (RECAST)	DEC 31, 2016 (RECAST)	SEP 30, 2016 (RECAST)	JUN 30, 2016 (RECAST)	MAR 31, 2016 (RECAST)
PRODUCT SALES	$156,108	$125,422	$121,673	$119,047	$121,220	$103,577	$116,247	$103,445
OTHER REVENUE	4,900	6,801	5,874	3,396	5,301	7,217	3,462	3,807
NET REVENUE	161,008	132,223	127,547	122,443	126,521	110,794	119,709	107,252
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	122,830	100,897	99,172	96,717	99,374	80,445	92,983	84,616
LOSS ON DISPOSAL OF ASSETS	1,657	1,237	2,005	—	707	1,523	155	1
DEPRECIATION AND AMORTIZATION	10,800	9,707	10,039	9,358	7,271	6,434	7,114	6,881
TOTAL COST OF GOODS SOLD	135,287	111,841	111,216	106,075	107,352	88,402	100,252	91,498
GROSS MARGIN	25,721	20,382	16,331	16,368	19,169	22,392	19,457	15,754
GENERAL AND ADMINISTRATIVE EXPENSES	2,362	3,975	3,864	5,750	4,736	6,320	3,664	4,175
IMPAIRMENT OF ASSETS HELD FOR SALE	827	—	—	—	9,991	—	—	—
RELATED-PARTY MSA FEE	4,408	3,729	3,006	3,013	3,687	3,681	3,449	3,386
INCOME FROM OPERATIONS	18,124	12,678	9,461	7,605	755	12,391	12,344	8,193
OTHER INCOME (EXPENSE):								
INTEREST EXPENSE	(8,674)	(7,653)	(7,710)	(7,707)	(6,107)	(3,314)	(3,039)	(3,183)
RELATED-PARTY INTEREST EXPENSE	—	—	—	—	(16)	(52)	(301)	(209)
EARLY RETIREMENT OF DEBT OBLIGATION	—	—	—	—	(4,438)		—	—
OTHER INCOME	(1,552)	(2)	(254)	57	164	3	140	132
TOTAL OTHER EXPENSE, NET	(10,226)	(7,655)	(7,964)	(7,650)	(10,397)	(3,363)	(3,200)	(3,260)
NET INCOME (LOSS)	7,898	5,023	1,497	(45)	(9,642)	9,028	9,144	4,933
LESS NET LOSS ATTRIBUTABLE TO NONCONTROLLING PARTNERS' INTERESTS	(40)	665	1,196	1,319	986	2,031	1,484	1,303
NET INCOME (LOSS) ATTRIBUTABLE TO ENVIVA PARTNERS, LP	$7,858	$5,688	$2,693	$1,274	$(8,656)	$11,059	$10,628	6,236
LESS: PRE-ACQUISITION INCOME (LOSS) FROM INCEPTION TO DECEMBER 13, 2016 FROM OPERATIONS OF ENVIVA PELLETS SAMPSON DROP-DOWN ALLOCATED TO GENERAL PARTNER	$—	$—	$—	$—	101	(1,321)	(1,056)	(955)
LESS: PRE-ACQUISITION INCOME (LOSS) FROM INCEPTION TO DOCTOBER 1, 2017 FROM OPERATIONS OF ENVIVA PORT OF WILMINGTON, LLC DROP-DOWN ALLOCATED TO GENERAL PARTNER	32	(651)	(1,169)	(1,261)	(785)	(653)	(369)	(303)
ENVIVA PARTNERS, LP LIMITED PARTNERS' INTEREST IN NET INCOME (LOSS)	$7,826	$6,339	$3,862	$2,535	($7,972)	$13,033	$12,053	$7,494
NET INCOME (LOSS) PER LIMITED PARTNER COMMON UNIT:								
BASIC	$0.25	$0.20	$0.12	$0.08	($0.34)	$0.51	$0.48	$0.30
DILUTED	$0.24	$0.19	$0.11	$0.07	($0.34)	$0.50	$0.47	$0.29
NET INCOME (LOSS) PER LIMITED PARTNER SUBORDINATED UNIT:								
BASIC	$0.25	$0.20	$0.12	$0.08	($0.32)	$0.51	$0.48	$0.30
DILUTED	$0.25	$0.20	$0.12	$0.08	($0.32)	$0.50	$0.47	$0.29
WEIGHTED AVERAGE NUMBER OF LIMITED PARTNER UNITS OUTSTANDING:								
COMMON – BASIC	14,417	14,412	14,405	14,380	13,002	12,919	12,862	12,852
COMMON – DILUTED	15,390	15,385	15,359	15,228	13,002	13,480	13,445	13,337
SUBORDINATED – BASIC AND DILUTED	11,905	11,905	11,905	11,905	11,905	11,905	11,905	11,905

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38

NON-GAAP FINANCIAL MEASURES This presentation contains certain financial measures that are not presented in accordance with GAAP. Although they should not be considered alternatives to the GAAP presentation of the financial results of the Partnership, management views such non-GAAP measures as important to reflect the Partnership’s actual performance during the periods presented, including as measured against our published guidance, which did not include the impact of certain acquisitions made by the Partnership. Non-GAAP Financial Measures We use adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance.. Adjusted Gross Margin per Metric Ton We define adjusted gross margin as gross margin excluding asset disposals and depreciation and amortization included in cost of goods sold. We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis. Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets. Adjusted EBITDA We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in the fair value of derivative instruments, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure. Distributable Cash Flow We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium and original issue discounts. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure. Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. 39

NON-GAAP FINANCIAL MEASURES RECONCILIATION The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss): See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the “10-K”) and slide 39 for basis of presentation. (RECAST) 40 YEAR ENDED DECEMBER 31, 2017 2016 (RECAST) 2015 $ THOUSANDS RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME (LOSS): NET INCOME (LOSS) $14,373 $13,463 $17,563 ADD: DEPRECIATION AND AMORTIZATION 40,361 27,735 30,738 INTEREST EXPENSE 31,744 16,221 11,712 EARLY RETIREMENT OF DEBT OBLIGATION 4,438 4,699 PURCHASE ACCOUNTING ADJUSTMENT TO INVENTORY — 697 NON-CASH UNIT COMPENSATION EXPENSE 5,014 4,230 704 INCOME TAX EXPENSE — 2,623 ASSET IMPAIRMENTS AND DISPOSALS 5,726 12,377 2,081 FOREIGN EXCHANGE (GAINS) LOSSES 1,565 — — TRANSACTION EXPENSES 3,598 827 893 ADJUSTED EBITDA $102,381 $79,291 $71,710 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNT 30,297 14,329 10,106 MAINTENANCE CAPITAL EXPENDITURES 4,353 5,187 4,359 DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP $67,731 $59,775 $57,245 LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS 3,398 1,077 — DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS $64,333 $58,698 $57,245

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of distributable cash flow and adjusted EBITDA to net income (loss):

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation.

	THREE MONTHS ENDED							
	DEC 31, 2017	SEP 30, 2017 (RECAST)	JUN 30, 2017 (RECAST)	MAR 31, 2017 (RECAST)	DEC 31, 2016 (RECAST)	SEP 30, 2016 (RECAST)	JUN 30, 2016 (RECAST)	MAR 31, 2016 (RECAST)
	$ THOUSANDS							
RECONCILIATION OF DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA TO NET INCOME (LOSS):								
NET INCOME (LOSS)	$7,898	$5,023	$1,497	$(45)	($9,642)	$9,028	$9,144	$4,933
ADD:								
DEPRECIATION AND AMORTIZATION	11,246	9,709	10,044	9,362	7,279	6,443	7,120	6,893
INTEREST EXPENSE	8,674	7,653	7,710	7,707	6,123	3,366	3,340	3,392
EARLY RETIREMENT OF DEBT OBLIGATION	—	—	—	—	4,438	—	—	—
NON-CASH UNIT COMPENSATION EXPENSE	(99)	1,833	1,566	1,714	1,568	1,162	819	681
INCOME TAX (BENEFIT) EXPENSE	—	—	—	—	—	—	—	—
ASSET IMPAIRMENTS AND DISPOSALS	2,484	1,237	1,981	24	10,698	1,523	155	1
FOREIGN EXCHANGE (GAINS) LOSSES	1,565	—	—	—	—	—	—	—
TRANSACTION EXPENSES	171	475	420	2,532	720	48	6	53
ADJUSTED EBITDA	$31,939	$25,930	$23,218	$21,294	$21,184	$21,570	$20,584	$15,953
LESS:								
INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNTS	$8,388	$7,261	7,323	7,325	5,570	2,920	2,894	2,945
MAINTENANCE CAPITAL EXPENDITURES	1,483	857	1,561	452	2,429	1,375	658	725
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP	22,068	$17,812	$14,334	$13,517	$13,185	$17,275	$17,032	$12,283
LESS: DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO INCENTIVE DISTRIBUTION RIGHTS	1,129	1,063	669	537	361	303	257	156
DISTRIBUTABLE CASH FLOW ATTRIBUTABLE TO ENVIVA PARTNERS, LP LIMITED PARTNERS	$20,939	$16,749	$13,665	$12,980	$12,824	$16,972	$16,775	$12,127

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41

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.)

The following table provides a reconciliation of adjusted gross margin per metric ton:

See Note 1 of our financial statements, Description of Business and Basis of Presentation, to our 2017 Annual Report on Form 10-K (the "10-K") and slide 39 for basis of presentation.

	THREE MONTHS ENDED								TWELVE MONTHS ENDED		
	DEC 31, 2017	SEP 30, 2017 (RECAST)	JUN 30, 2017 (RECAST)	MAR 31, 2017 (RECAST)	DEC 31, 2016 (RECAST)	SEP 30, 2016 (RECAST)	JUN 30, 2016 (RECAST)	MAR 31, 2016 (RECAST)	DEC 31, 2017	DEC 31, 2016 (RECAST)	DEC 31, 2015 (RECAST)
	$ THOUSANDS, EXCEPT PER METRIC TON								$ THOUSANDS, EXCEPT PER METRIC TON		
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN PER METRIC TON:											
METRIC TONS SOLD	805	668	628	623	632	534	620	560	2,724	2,346	2,374
GROSS MARGIN	$25,721	$20,382	$16,331	$16,368	$19,169	$22,392	$19,457	$15,754	$78,802	$76,772	$59,540
LOSS OF DISPOSAL OF ASSETS	$1,657	1,237	2,005	—	707	1,523	155	1	4,899	2,386	2,081
DEPRECIATION AND AMORTIZATION	10,800	9,707	10,039	9,358	7,271	6,434	7,114	6,881	39,904	27,700	30,692
ADJUSTED GROSS MARGIN	$38,178	$31,326	$28,375	$25,726	$27,147	$30,349	$26,726	$22,636	$123,605	$106,858	$92,313
ADJUSTED GROSS MARGIN PER METRIC TON	$47.43	$46.90	$45.18	$41.29	$42.95	$56.83	$43.11	$40.42	$45.38	$45.55	$38.89

enviva

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NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of the estimated range of distributable cash flow and adjusted EBITDA to the estimated range of net income. Guidance was provided on February 22, 2018: 1)Prior to any distributions paid to our general partner 43 TWELVE MONTHS ENDING DECEMBER 31, 2018 ESTIMATED NET INCOME ADD: $28.5 – 32.5 DEPRECIATION AND AMORTIZATION 42.5 INTEREST EXPENSE 34.5 NON-CASH UNIT COMPENSATION EXPENSE 7.0 ASSET IMPAIRMENTS AND DISPOSALS 5.0 TRANSACTION EXPENSES 0.5 ESTIMATED ADJUSTED EBITDA $118.0 – 122.0 LESS: INTEREST EXPENSE NET OF AMORTIZATION OF DEBT ISSUANCE COSTS AND ORIGINAL ISSUE DISCOUNTS 33.5 MAINTENANCE CAPITAL EXPENDITURES 5.0 ESTIMATED DISTRIBUTABLE CASH FLOW1 $79.5 – 83.5

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) The following table provides a reconciliation of estimated adjusted EBITDA to estimated net (loss) income, in each December 31, 2018 and December 31, 2019, associated with the Wilmington terminal and related contracts (in millions): case for the twelve months ending 44 TWELVE MONTHS ENDING DECEMBER 31, 2018 TWELVE MONTHS ENDING DECEMBER 31, 2019 ESTIMATED NET (LOSS) INCOME $(2.1) $0.9 ADD: DEPRECIATION AND AMORTIZATION 4.3 4.3 INTEREST EXPENSE 2.8 2.8 ESTIMATED ADJUSTED EBITDA $5.0 $8.0

NON-GAAP FINANCIAL MEASURES RECONCILIATION (CONT.) Our Sponsor’s estimates of incremental adjusted EBITDA for the Wilmington terminal, the Hamlet plant, and the Greenwood plant are based on numerous assumptions that are subject to significant risks and uncertainties. The assumptions underlying our Sponsor’s estimates of incremental adjusted EBITDA generated by certain of its assets are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks and uncertainties that could cause actual results and amounts to differ materially from those estimates. For more information about such significant risks and uncertainties, please see the risk factors discussed or referenced in our filings with the Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. A reconciliation of Wilmington’s estimated incremental adjusted EBITDA to account for anticipated throughput from the Hamlet plant to the closest GAAP financial measure, and an estimate of incremental adjusted EBITDA for the Hamlet plant and the Greenwood plant, are not provided because the GAAP net income to be generated by the Wilmington terminal, the Hamlet plant, and the Greenwood plant is not available without unreasonable effort, in part because the amount of estimated incremental interest expense related to the financing of the additional payment for the Wilmington terminal due upon first deliveries from the Hamlet plant, the Hamlet drop-down, and the Greenwood drop-down is not available at this time. 45 env1va Contact: Ray Kaszuba Vice President and Treasurer +1240-482-3856 ir@envivapartners.com